EXHIBIT 99.1

For Immediate Release

FNCB Bank to Strengthen and Reposition its Branch Banking Network

Plan Involves Enhancing the Customer Experience with New Facilities,
Relocation and Consolidation of Select Locations

Program to Begin in May 2017 and Extend Through 2019

Dunmore, PA, May 1, 2017, FNCB Bancorp, Inc. (OTCQX: FNCB) (“FNCB”), the parent company of Dunmore-based FNCB Bank (the “Bank”), today announced that the Bank will implement a comprehensive branch network improvement program, with a focus on the overall customer experience, to strengthen, better position and expand its market coverage by developing new state-of-the-art customer facilities as well as relocating and consolidating select locations.

“This program reflects an internal analysis of our service footprint and evolving customer delivery channels, combined with an evaluation of the ongoing functionality of our existing service locations,” said Gerard A. Champi, President and Chief Executive Officer. “We remain committed to a strong customer service presence across our Northeastern Pennsylvania service area driven by a robust branch system that provides an efficient and effective banking experience for customers. This additional investment in our banking network is consistent with other recent spending to relocate or renovate branch locations, as well as continued investment in the latest technology that enables customers to remotely transact their banking business.”

The process of repositioning and focusing the retail banking network began today with regulatory submissions to the appropriate state and federal agencies. The activities covered by these and subsequent planned regulatory submissions include:

●	Consolidation of the Honesdale Route 6 branch into the Honesdale Main Street branch.
●	Relocation of Plains, Pittston (Route 315), and Hanover Township branches to a new state-of-the-art facility to be constructed in the “Richland 315” development in Plains Township.
●	Evaluating the development of a new state-of-the-art facility in Taylor Borough, at the Taylor Commons shopping complex.
●	Analyzing development options for a new state-of-the-art facility at the intersection of South Blakely and East Drinker Streets (Dunmore Corners) on a current customer parking lot.

At the conclusion of this comprehensive branch network improvement program, FNCB will retain a strong retail banking presence in Northeastern Pennsylvania along with a limited purpose banking office (“LPO”) in Allentown, PA, which opened in January 2017 in the growing Lehigh Valley marketplace.

In addition to the proposed changes, FNCB recently opened a new “Lending Center” in a building that it acquired and renovated at 106 East Drinker Street, next to the Bank’s Main office in Dunmore. The new office houses both the residential mortgage and commercial lending sales teams.

Mr. Champi continued, “We are a true local community bank committed to providing exemplary customer service and to helping the areas we serve grow and prosper. We believe that all of these actions will provide a positive contribution to our customers’ banking experience. In addition, we believe the substantial investment we’re making in facilities and people demonstrates our long-term commitment to Northeastern Pennsylvania and surrounding areas. FNCB Bank plans to remain headquartered here and continue growing and improving to make us an even better bank. We plan to continue being the local “go-to” community bank for years to come.”

In the coming weeks and months FNCB will communicate with customers, shareholders and other stakeholders, to update our progress as we work to complete this process.

About FNCB Bancorp, Inc.:
FNCB Bancorp, Inc. is the bank holding company of FNCB Bank, which provides personal, small business and commercial banking services to individuals and businesses throughout Northeastern Pennsylvania and the Lehigh Valley. FNCB Bank was established as a National Banking Association in 1910 as The First National Bank of Dunmore, and had been operating under the name First National Community Bank from 1988 through June 2016. Effective June 30, 2016, the institution changed its name to FNCB Bank upon its conversion from a national charter to a Pennsylvania state charter. On December 8th, 2016, FNCB announced that BauerFinancial,® the nation’s leading independent bank and credit union rating and research firm, rated its wholly-owned subsidiary, FNCB Bank a 5-Star (“superior”) institution. The 5-star rating places FNCB Bank on Bauer’s prestigious list of recommended financial institutions. For more information about FNCB, visit www.fncb.com.

INVESTOR CONTACT:

James M. Bone, Jr., CPA

FNCB Bank Executive Vice President and Chief Financial Officer

(570) 348-6419     | james.bone@fncb.com

FNCB may from time to time make written or oral “forward-looking statements,” including statements contained in our filings with the Securities and Exchange Commission (“SEC”), in its reports to shareholders, and in other communications, which are made in good faith by us pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to FNCB’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond our control). The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause FNCB’s financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in our markets; the effects of, and changes in trade, monetary, fiscal and tax policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the timely development of and acceptance of new products and services; the ability of FNCB to compete with other institutions for business; the composition and concentrations of FNCB’s lending risk and the adequacy of FNCB’s reserves to manage those risks; the valuation of FNCB’s investment securities; the ability of FNCB to pay dividends or repurchase common shares; the ability of FNCB to retain key personnel; the impact of any pending or threatened litigation against FNCB; the marketability of shares of FNCB stock and fluctuations in the value of FNCB’s share price; the effectiveness of FNCB’s system of internal controls; the ability of FNCB to attract additional capital investment; the impact of changes in financial services’ laws and regulations (including laws concerning capital adequacy, taxes, banking, securities and insurance); the impact of technological changes and security risks upon our information technology systems; changes in consumer spending and saving habits; the nature, extent, and timing of governmental actions and reforms, and the success of FNCB at managing the risks involved in the foregoing and other risks and uncertainties, including those detailed in FNCB’s filings with the SEC.

FNCB cautions that the foregoing list of important factors is not all inclusive. Readers are also cautioned not to place undue reliance on any forward-looking statements, which reflect management’s analysis only as of the date of this report, even if subsequently made available by FNCB on its website or otherwise. FNCB does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of FNCB to reflect events or circumstances occurring after the date of this report.

Readers should carefully review the risk factors described in the Annual Report and other documents that FNCB periodically files with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2016.